Exhibit 23(a)

             CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 3, 2000, related to the financial statements and financial statements schedule, which appears in Allegheny Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

October 27, 2000
Pittsburgh, Pennsylvania


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